Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

flyExclusive, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Primary Offering Equity	Class A Common Stock, par value $0.0001 per share
	Equity	Preferred Stock, par value $0.0001 per share
	Debt	Debt Securities
	Other	Warrants
	Other	Units
	Other	Rights
	Unallocated (Universal) Shelf	—	457(o)	(1)	(2)	$250,000,000	$0.0001531	$38,275
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		—	—	—	—	—	—	—
	Total Offering Amounts					$250,000,000		$38,275
	Total Fees Previously Paid					—		$0
	Total Fee Offsets					—		$0
	Net Fee Due							$38,275

(1)
There are being registered under this registration statement such indeterminate number of shares of Class A common stock, preferred stock, debt securities, warrants, units and/or rights of the registrant as shall have an aggregate initial offering price not to exceed $250 million. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The securities registered also include such indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. The amount of each class of securities being registered under this registration statement is not specified pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). In addition, pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of securities as may be issued with respect to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)
The proposed maximum offering price per unit or security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.